CERTIFIED PUBLIC ACCOUNTANT, P.C.
                              27 SHELTER HILL ROAD
                               PLAINVIEW, NY 11803

                            TELEPHONE:(516) 933-9781
                            FACSIMILE; (516) 827-1203




EXHIBIT  23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


To the Board of Directors
FoneCash,  Inc.

As the independent public accountant, I hereby consent to the incorporation by reference in this registration statement of my Quarterly Report on Form 10-QSB, filed on August 20, 2001, for the three months ended June 30, 2001 and to all references to my Firm included in this report.




Stewart  H.  Benjamin
Certified Public Accountant, P.C.

Plainview, New York
September 20, 2001


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